UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2014

Platform Specialty Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.

5200 Blue Lagoon Drive Suite 855 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on April 16, 2014, Platform Specialty Products Corporation (“Platform”) entered into a Stock and Asset Purchase Agreement (as amended, the “Purchase Agreement”) with Chemtura Corporation, on its own behalf and on behalf of certain of its subsidiaries (collectively, “Chemtura”) pursuant to which Platform agreed to acquire Chemtura’s agrochemicals business, Chemtura AgroSolutions (the “CAS Acquisition”), subject to customary closing conditions.

The parties intend to consummate the CAS Acquisition on or about November 3, 2014. As a result, on October 24, 2014, Platform and Chemtura entered into a letter agreement, pursuant to which the parties have agreed to irrevocably waive their respective rights to terminate the Purchase Agreement until November 8, 2014.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is filed herewith as Exhibit 2.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
2.1	Letter agreement dated October 24, 2014 relating to the Stock and Asset Purchase Agreement, dated as of April 16, 2014, between Platform and Chemtura Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

October 30, 2014	By:	/s/ Frank J. Monteiro
	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
2.1	Letter agreement dated October 24, 2014 relating to the Stock and Asset Purchase Agreement, dated as of April 16, 2014, between Platform and Chemtura Corporation.